Exhibit 1.1

EXECUTION VERSION

6,000,000 Depositary Shares

COMMERCE BANCSHARES, INC.

SERIES B PREFERRED STOCK (PAR VALUE $1.00)

UNDERWRITING AGREEMENT

June 12, 2014

June 12, 2014

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

      Merrill Lynch, Pierce, Fenner & Smith Incorporated

      One Bryant Park

      New York, New York 10036

      J.P. Morgan Securities LLC

      383 Madison Avenue

      New York, New York 10179

Ladies and Gentlemen:

Commerce Bancshares, Inc., a Missouri corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 6,000,000 depositary shares (the “Firm Depositary Shares”), each such Depositary Share representing a 1/1,000th interest in a share of its Series B Preferred Stock, par value $1.00 per share and liquidation preference $25,000 per share (the “Preferred Stock”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 0 depositary shares (the “Additional Depositary Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such depositary shares granted to the Underwriters in Section 2 hereof. The Firm Depositary Shares and the Additional Depositary Shares are hereinafter collectively referred to as the “Shares” and the Shares, together with the corresponding shares of Preferred Stock, are hereinafter collectively referred to as the “Securities”. The Preferred Stock will, when issued, be deposited by the Company against delivery of Depositary Receipts (“Depositary Receipts”) to be issued by Computershare Trust Company, N.A. and Computershare Inc. (collectively, the “Depositary”) under a Deposit Agreement, to be dated as of the Closing Date (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. The Preferred Stock shall have the rights, powers and preferences set forth in the Certificate of Designation in respect of the Preferred Stock (the “Certificate of Designation”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-196689), including a base prospectus, which registration statement became effective upon filing with the Commission under Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Securities. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement”, and the related base prospectus dated June 12, 2014, filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement is hereinafter referred to as the “Base Prospectus”. “Prospectus Supplement” means the prospectus supplement, relating to the Securities, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Securities and “Preliminary Prospectus Supplement” means any preliminary prospectus supplement, relating to the Securities. Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement and “Preliminary Prospectus” means the Base Prospectus, as supplemented by any Preliminary Prospectus Supplement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the documents listed on Schedule II hereto or otherwise approved in writing by the Managers in accordance with Section 6(c), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

As used herein, the terms “Registration Statement”, “Base Prospectus”, “Preliminary Prospectus Supplement”, “Preliminary Prospectus”, “Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement, the Prospectus Supplement, any Preliminary Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each Incorporated Document complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, prospects or results of operation of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, Time of Sale Prospectus and the Prospectus.

(h) The shares of Preferred Stock have been duly authorized and, when issued and delivered against payment therefor as provided herein and in the Deposit Agreement, will be validly issued and fully paid and non assessable, will not violate any preemptive or similar rights and will conform to the description of the Preferred Stock contained in the Time of Sale Prospectus; the Shares have been duly authorized and, when the Shares have been issued and delivered against payment therefor and the Depositary Receipts have been duly executed and delivered by the Depositary, in accordance with this Agreement and the Deposit Agreement, the Shares will be validly issued and will conform to the description of the Shares in the Time of Sale Prospectus, and the holders of the Shares will be entitled to the benefits of the Deposit Agreement and the Depositary Receipts.

(i) The Certificate of Designation has been duly authorized by the Company. The Certificate of Designation sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designation.

(j) The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and the Depositary, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Deposit Agreement will conform in all material respects to the description thereof in the Time of Sale Prospectus.

(k) The statements set forth in the Base Prospectus under the caption “Description of Our Capital Stock” and in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the captions “Description of Series B Preferred Stock” and “Description of Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Preferred Stock and the Shares, are accurate and complete in all material respects.

(l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, and the filing and compliance by the Company with the provisions of the Certificate of Designation, will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by this Agreement, the Deposit Agreement or the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(t) Neither the Company nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v) (i) Neither the Company nor any of its subsidiaries or, to the knowledge of the Company or any such subsidiary, any director, officer, or employee agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Except as detailed in Schedule III, for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock other than from participants in the Company’s equity compensation plans in connection with such participants’ participation in such plans, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(y) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for within the last twelve (12) months; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(cc) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(ee) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and each of the Company’s banking subsidiaries holds the requisite authority from its respective banking regulatory authority to do business as a national banking association under the laws of the United States or as a state-chartered banking corporation under the laws of such subsidiary’s jurisdiction of incorporation, as the case may be.

(ff) The Company and each of its subsidiaries are in compliance with all laws, rules and regulations administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (“FDIC”) and any other Federal or state bank regulatory authorities (together with the Federal Reserve Board and the FDIC, each, a “Bank Regulatory Authority”, and collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries, except for any such non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) There are no written agreements or other written statements as described under 12 U.S.C. 1818(u) between any Bank Regulatory Authority and the Company or any of its subsidiaries (whether or not such Bank Regulatory Authority has determined that publication would be contrary to the public interest) and except as disclosed to the Managers, there are no material agreements, memoranda of understanding, cease-and- desist orders, orders of prohibition or suspension or consent decrees between any Bank Regulatory Authority and the Company or any of its subsidiaries.

(hh) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(ii) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) Except as disclosed in the Time of Sale Prospectus, there are no limitations on the ability of the Company to make distributions in respect of or to redeem the Shares or the Preferred Stock.

(kk) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, or (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Depositary Shares set forth in Schedule I hereto opposite its name at a purchase price of $24.50 per share for Firm Depositary Shares sold to institutional investors and at a purchase price of $24.2125 per share for Firm Depositary Shares sold to retail investors (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Depositary Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 0 Additional Depositary Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Depositary Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Depositary Shares but not payable on such Additional Depositary Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Depositary Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Depositary Shares nor later than ten business days after the date of such notice. Additional Depositary Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Depositary Shares. On each day, if any, that Additional Depositary Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Depositary Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Depositary Shares to be purchased on such Option Closing Date as the number of Firm Depositary Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Depositary Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $25.00 per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.50 per share for Shares sold to retail accounts and $0.30 per share for Shares sold to institutional accounts under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.45 per share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Depositary Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Depositary Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 19, 2014, or at such other time on the same or such other date, not later than June 26, 2014, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Depositary Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Depositary Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June 26, 2014, as shall be designated in writing by you.

The Firm Depositary Shares and Additional Depositary Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Depositary Shares and Additional Depositary Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date opinions of (i) Husch Blackwell LLP, outside counsel for the Company, substantially in the form set forth in Exhibit A-1 hereto and (ii) the General Counsel of the Company substantially in the form set forth in Exhibit A-2 hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

The several obligations of the Underwriters to purchase Additional Depositary Shares hereunder are subject to the conditions in this Section 5 and the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Depositary Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Depositary Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object to in writing, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus unless you have approved in writing the form of such free writing prospectus.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Deposit Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares and the Preferred Stock, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and expenses in connection with the establishment of depository shares and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” , and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) To use commercially reasonable efforts to effect the admission, listing and trading of the Shares on the NASDAQ Global Select Market within 30 days of the Closing Date.

(k) To prepare a final term sheet relating to the Securities in the form of Exhibit B hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final terms have been established for the offering of the Securities. Any such final term sheet is an issuer free writing prospectus for purposes of this Agreement.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of preferred stock, including, without limitation, the Preferred Stock, or depositary shares representing interests therein, any debt securities, or any securities convertible into or exercisable or exchangeable for debt securities, preferred stock, or depositary shares representing interests therein, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of debt securities, the preferred stock, or depositary shares representing interests therein, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of debt securities, preferred stock, or depositary shares representing interests therein, or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of debt securities, preferred stock, or depositary shares representing interests therein, or any securities convertible into or exercisable or exchangeable for debt securities, preferred stock, or depositary shares representing interests therein.

The restrictions contained in the preceding paragraph shall not apply to the Shares to be sold hereunder.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Depositary Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Depositary Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Depositary Shares and the aggregate number of Firm Depositary Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Depositary Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Depositary Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Depositary Shares and the aggregate number of Additional Depositary Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Depositary Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Depositary Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Depositary Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed, telefaxed or sent to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, facsimile number: (212) 761-0316 (Attn: Equity Capital Markets Syndicate Desk) with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, Worldwide Plaza, New York, NY 10019, facsimile number: (212) 474-3700 (Attn: Andrew J. Pitts, Esq.); Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 50 Rockefeller Plaza, NY1-050-12-02, New York, NY 10020, Attention: High Grade Transaction Management/Legal (fax no.: (646) 855-5958); and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, facsimile number: (212) 834-6081 (Attention: Syndicate Desk—3rd floor); and if to the Company shall be delivered, mailed or sent to Commerce Bancshares, Inc., 8000 Forsyth Blvd., Clayton, Missouri 63105 (Attn: Chief Financial Officer) with a copy to Commerce Bancshares, Inc., 8000 Forsyth Blvd., Clayton, Missouri 63105 (Attn: General Counsel) and with a copy to Husch Blackwell LLP, 4801 Main Street, Suite 1000, Kansas City, MO 64112 (Attn: Jeffrey T. Haughey); provided, that notice to Managers’ outside counsel or to the Company’s outside counsel shall not be deemed to constitute notice hereunder.

Very truly yours,

Commerce Bancshares, Inc.

By:	/s/ Charles G. Kim
Name: Charles G. Kim
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Jacqueline Cleary
	Name:	Jacqueline Cleary
	Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

SCHEDULE I

Underwriter	Number of Firm Depositary Shares To Be Purchased
Morgan Stanley & Co. LLC	2,130,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,130,000
J.P. Morgan Securities LLC	1,050,000
Barclays Capital Inc.	450,000
Keefe, Bruyette & Woods, Inc.	180,000
D.A. Davidson & Co.	60,000

Total:	6,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued on June 12, 2014

2.	Pricing Term Sheet issued on June 12, 2014

II-1

SCHEDULE III

Sanctions

None.

III-1

EXHIBIT A-1

FORM OF OPINION OF HUSCH BLACKWELL LLP

1. The Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus.

2. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4. The Certificate of Designation has been duly authorized, executed and delivered by the Company.

5. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Deposit Agreement conforms in all material respects to the description thereof in the Time of Sale Prospectus.

6. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

7. The Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and each Incorporated Document (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

8. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement will not (i) contravene any provision of applicable law, (ii) the articles of incorporation or by-laws of the Company or, (iii) any agreement

A-1-1

filed as an exhibit to the Form 10-K as a “Material Contract” pursuant to the requirements of S-K 601(b)(10), or, to our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for (x) the registration of the Securities under the Securities Act, and (y) such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state or foreign securities laws, the Financial Industry Regulatory Authority, Inc. or the Nasdaq Global Market.

9. The statements set forth (A) in the Base Prospectus under the caption “Description of Our Capital Stock”, (B) in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the captions “Legal Matters”, “Description of Series B Preferred Stock”, “Material U.S. Federal Income Tax Considerations”, and “Description of Depositary Shares”, and (C) in the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings.

10. The shares of Preferred Stock have been duly authorized and, when issued and delivered against payment therefor as provided in the Underwriting Agreement and in the Deposit Agreement, will be validly issued and fully paid and non assessable, and the issuance of such shares will not be subject to any preemptive or similar rights under the articles of incorporation or the by-laws of the Company, under Missouri law or under any agreement filed as an exhibit to the Form 10-K as a “Material Contract” pursuant to the requirements of S-K 601(b)(10); and such shares will conform to the description of the Preferred Stock contained in the Time of Sale Prospectus.

11. The Shares have been duly authorized and, when the Shares have been issued and delivered against payment therefor and the Depositary Receipts have been duly executed and delivered by the Depositary, in accordance with the Underwriting Agreement and the Deposit Agreement, the Shares will be validly issued and will conform to the description of the Shares in the Time of Sale Prospectus.

Such counsel also shall state: In connection with our representation of the Company with respect to the offering of the Securities, we have reviewed and relied upon certain corporate records and documents, letters from counsel for the Company and accountants, and oral and written statements of officers (specifically including but not limited to the Secretary’s Certificate) and other representatives of the Company and others as to the existence and consequence of certain factual and other matters, and have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, and representatives of the Underwriters, including counsel for the Underwriters, during which conferences and conversations the contents of the Registration Statement, the Prospectus and the Time of Sale Prospectus and related matters were discussed; and, based upon such participation

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and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company and representatives of the Underwriters, nothing has come to our attention that cause us to believe that (a) any part of the Registration Statement, when such part became effective (except in each case for the financial statements and related data and other financial or accounting data contained or incorporated by reference therein or omitted therefrom, as to which we do not comment), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, (b) the Prospectus (except in each case for the financial statements and related data and other financial or accounting data contained or incorporated by reference therein or omitted therefrom, as to which we do not comment), as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Time of Sale Prospectus (except in each case for the financial statements and related data and other financial or accounting data contained or incorporated by reference therein or omitted thereform, as to which we do not comment), as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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EXHIBIT A-2

FORM OF OPINION OF THE

GENERAL COUNSEL OF THE COMPANY

1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

2. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

3. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law, (ii) the articles of incorporation or by-laws of the Company, or (iii) any agreement filed as an exhibit to the Form 10-K as a “Material Contract” pursuant to the requirements of Regulation S-K 601(b)(10), or, to my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for (x) the registration of the Securities under the Securities Act, and (y) such consents, approvals, authorizations, registrations or qualifications as may be required under-applicable state or foreign securities laws, the Financial Industry Regulatory Authority, Inc. or the Nasdaq Global Market.

4. There are no legal or governmental proceedings pending or to my knowledge threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

5. Nothing has come to my attention that would lead me to believe that: (A) any part of the Registration Statement, when such part became effective (except for (i) financial statements and schedules contained therein, including the notes thereto and the auditors’ reports thereon and (ii) the other financial or statistical information contained therein, incorporated by reference therein, or omitted therefrom and with respect to (i) and (ii) I express no opinion), contained

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any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus (except for (i) financial statements and schedules contained therein, including the notes thereto and the auditors’ reports thereon and (ii) the other financial or statistical information contained therein, incorporated by reference therein, or omitted therefrom and with respect to (i) and (ii) I express no opinion) as of its date and the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Time of Sale Prospectus (except for (i) financial statements and schedules contained therein, including the notes thereto and the auditors’ reports thereon and (ii) the other financial or statistical information contained therein, incorporated by reference therein, or omitted therefrom and with respect to (i) and (ii) I express no opinion) as of its date, or, as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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EXHIBIT B

FORM OF PRICING TERM SHEET

June 12, 2014

Filed pursuant to Rule 433

Registration No: 333-196689

Commerce Bancshares, Inc.

Final Pricing Term Sheet

This term sheet supplements the information set forth in the Preliminary Prospectus Supplement, dated June 12, 2014, to the Prospectus dated June 12, 2014. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Prospectus Supplement.

Issuer:	Commerce Bancshares, Inc.

Security:	Depositary Shares, each representing a 1/1000th interest in a share of the Issuer’s 6.00% Series B Non-Cumulative Perpetual Preferred Stock

Size:	6,000,000 Depositary Shares

Liquidation Preference:	$25,000 per share of Preferred Stock (equivalent to $25.00 per Depositary Share)

Maturity:	Perpetual

Day Count:	30/360

Trade Date:	June 12, 2014

Settlement Date:	June 19, 2014 (T + 5)

Dividend Rate (Non-Cumulative):	6.00% per annum

Dividend Payment Dates:	Each March 1, June 1, September 1 and December 1, beginning on September 1, 2014, in each case, when, as and if declared by the Issuer’s board of directors or a duly authorized committee of the board of directors.

Optional Redemption:	On any dividend payment date on or after September 1, 2019, in whole or in part, at a redemption price equal to $25.00 per Depositary Share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Regulatory Redemption	At any time following notice given within 90 days of a “regulatory capital treatment event” (subject to limitations described in the preliminary prospectus supplement dated June 12, 2014) in whole but not in part, at a redemption price equal to $25.00 per Depositary Share, plus any declared and unpaid dividends and an amount equal to the unpaid portion of the dividend (whether or not declared) for the then-current dividend period.

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Listing:	The Issuer intends to apply to list the Depositary Shares on the NASDAQ Global Select Market.

Public Offering Price:	$25.00 per Depositary Share

Underwriting Commissions(1):	$0.7875 per Depositary Share

Net Proceeds (Before Expenses) to Issuer(1):	$145,275,000.00

Use of Proceeds:	The Issuer intends to use the net proceeds from the offering and other available liquidity to repurchase $200 million of its common stock pursuant to an accelerated share repurchase (“ASR”) agreement it has entered into today with Morgan Stanley & Co. LLC. Under the terms of the ASR agreement, the Issuer will pay $200 million to Morgan Stanley on June 19, 2014 and in exchange will receive shares of its common stock, with the substantial majority of shares expected to be delivered on June 19, 2014 and any additional shares expected to be delivered upon completion of the program, expected to be within the next twelve months. The total number of shares that the Issuer will receive and the total consideration paid ultimately will be determined based on the volume-weighted daily average price of its common stock during the repurchase program. The Company also increased the number of shares under its stock buyback program to 5,000,000 shares to accommodate this program.

Joint Book-Running Managers	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC

Senior Co-Manager:	Barclays Capital Inc.

Co-Managers:	Stifel, Nicolaus & Company, Inc. D.A. Davidson & Co.

CUSIP/ISIN for the Depositary Shares:	200525301/US2005253016

Commerce Bancshares, Inc. has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Commerce Bancshares, Inc. has filed with the SEC for more complete information about Commerce Bancshares, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively,

(1)	The Underwriting Commissions of $0.7875 per Depositary Share will be deducted from the Public Offering Price; provided, however, that for sales to certain institutions, the underwriting discount deducted will be $0.50 per Depositary Share, which will increase the proceeds to the Issuer with respect to these Depositary Shares by $0.2875 per Depositary Share.

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Commerce Bancshares, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Morgan Stanley & Co. LLC (Attention: Prospectus Department, 180 Varick Street, New York, NY 10014, or by email at prospectus@morganstanley.com); Merrill Lynch, Pierce, Fenner & Smith Incorporated (Attention: Prospectus Department, 222 Broadway, New York, NY 10038, or by e-mail at dg.prospectus_requests@baml.com); or J.P. Morgan Securities LLC (Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at +1 (866) 803-9204).

Settlement Period: The closing will occur on June 19, 2014, which will be more than three U.S. business days after the date of this pricing term sheet. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares on the date hereof or the next succeeding business day will be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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